UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 13, 2017

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Dallas Pkwy, Suite 140, Frisco, Texas 75034

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(469) 294-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 16, 2017, Jamba, Inc. (the “Company”) issued a press release announcing an update for fiscal year 2017 third quarter and status of the Company’s Form 10-K and 10-Q filings, and announced receipt of a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) as described below. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2017, as anticipated, the Company  received a letter from Nasdaq indicating that the Company is not in compliance with the filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 2017 and because the Company remains delinquent in filing its Annual Report on Form 10-K for the year ended January 3, 2017 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 4 and July 4, 2017.  The Notification Letter has no immediate effect on the listing of the Company’s common stock on The Nasdaq Stock Market.

As previously disclosed, the Company was unable to file its delinquent periodic reports prior to the September 18, 2017 extension date originally granted by Nasdaq, and as a result, the Company requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to address the delinquent Form 10-K and Form 10-Qs, at which time it would also address the additional delinquency of the Third Quarter Form 10-Q.  The hearing occurred on November 16, 2017, with the Company presenting to the Panel its plan to regain compliance with the Rule.  The Panel previously granted the Company's request to extend the automatic 15-day stay of suspension from The Nasdaq Stock Market. The stay, which allows for the continued trading of the Company's common stock on Nasdaq, will continue until a final determination regarding the Company's listing status is issued after the November 16, 2017 hearing.

The Company fully intends to continue to take all steps necessary to regain compliance with the Rule and expects to file its fiscal year 2016 Form 10-K and delinquent Form 10-Qs from 2017 as soon as is practicable, with timing contingent on completion of financial statements and their subsequent audit and review, respectively.

The Company issued a press release on November 16, 2017 disclosing the Company’s receipt of the Nasdaq notification letter. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated November 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: November 16, 2017	By:	/s/ Marie Perry
Marie Perry, Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary